EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-4 of Cardtronics, Inc. of our report dated March 29, 2007, except for the restatement discussed in Note 1 to the financial statements, as to which the date is July 16, 2007, relating to the financial statements of the 7-Eleven Financial Services Business, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
February 13, 2008